UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009
SONOCO PRODUCTS COMPANY
Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2009, the Compensation Committee of Sonoco’s Board of Directors approved the following equity awards under the Sonoco Products Company 2008 Long-Term Incentive Plan:

		Performance Contingent Restricted
	Stock Appreciation	Stock Unit Awards
Name	Rights	Threshold	Maximum
H. E. DeLoach, Jr.	190,000	50,000	150,000
C. J. Hupfer	41,000	12,500	37,500
C. L. Sullivan, Jr.	40,000	15,000	45,000
M. J. Sanders	50,000	18,000	54,000
J. C. Bowen	15,000	3,000	9,000
All other officers	178,600	47,150	141,450
Stock Appreciation Rights
Stock settled stock appreciation rights (“SARs”) provide executive officers and other key management employees the right to receive shares of the Company’s common stock equal to the appreciation in share price above the closing price on February 4, 2009. The material terms and conditions are as follows:

Approved Features
Grant Type:	Stock-Settled Stock Appreciation Rights
Option Price:	Fair Market Value on February 4, 2009
Exercise Term:	7 years from date of grant; expiration date February 4, 2016
Vesting:	100% vested on February 4, 2010. Unvested SARs are cancelled upon termination of employment, except in the case of death or disability in which case, unvested SARs will immediately vest upon the date of termination, or in the case of retirement, in which case unvested SARs will continue to vest provided the employee does not accept employment (without prior approval from Sonoco) that violates their signed Employee Agreement; violation results in forfeiture of all remaining awards.

Exercise Period at Termination
Death:	Term of SAR with a minimum of one year
Disability:	Maximum of one year from termination following total disability
Retirement:	Maximum of five years from retirement provided the employee does not accept employment (without prior approval from Sonoco) that violates their signed Employee Agreement; violation results in forfeiture of all remaining awards
Termination without cause:	Three month exercise period for vested awards after expiration of any blackout period (if applicable)
Termination for cause:	Immediate cancellation of all awards

Allowable Exercise Provisions
–	Withholding of shares to pay taxes

–	Receive stock certificate for value of SAR or have certificate sent to company approved broker for addition to personal account or sale for cash
Performance Contingent Restricted Stock Unit Awards
The material terms and conditions of the 2009 grants of performance contingent restricted stock units are the same as for those made in 2008 with the exception to changes in the three-year financial performance goals for early vesting and the number of performance contingent restricted stock units granted.
Key provisions of the grants are:
1)	Awards vest over five years with accelerated vesting over three years if certain performance targets are met, subject to a participant’s continued employment.

2)	The financial performance measures used to determine the amount of performance units vested are cumulative base earnings per share (as adjusted to exclude certain items) (“BEPS”) and average return on net assets employed (“RONAE”), after adjusting to exclude certain items.
The targets for the 2009 – 2011 performance cycle are as follows:

	Threshold Vesting	Maximum Vesting
Three-Year Cumulative BEPS	$5.86	$7.78
Average Three-Year RONAE	9.0% - 10.0%	10.0% - 11.0%

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY
Date: February 9, 2009	By:	/s/ Charles J. Hupfer
Charles J. Hupfer
Senior Vice President and Chief Financial Officer

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